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Exhibit 99.T3B

MERRILL CORPORATION
RESTATED BYLAWS

ARTICLE I.    OFFICES

        SECTION 1.    Registered Office.    The registered office of the Corporation required by Chapter 302A of the Minnesota Statutes to be maintained in the State of Minnesota is as designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office shall be filed with the Secretary of State of the State of Minnesota.

        SECTION 2.    Other Offices.    The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.

ARTICLE II.    MEETINGS OF SHAREHOLDERS

        SECTION 1.    Place of Meeting.    All meetings of the shareholders shall be held at the registered office of the Corporation in the State of Minnesota or at such place within or without the state as may be fixed from time to time by the Board of Directors, provided that a meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the Corporation is located.

        SECTION 2.    Date of Meeting.    A regular meeting of shareholders may be held for the purpose of electing directors or for the transaction of any other business as may come before the meeting. It shall be the duty of the Chairman of the Board or the President, upon demand of any shareholder holding three percent (3%) or more or all voting shares, to call such meeting if a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months. If said officers fail to call and hold such meeting within ninety (90) days after receipt of the demand, the shareholder making the demand shall have the right and power to call such meeting.

        SECTION 3.    Notice of Regular Meetings.    Written notice of the time and place of each regular shareholder meeting shall be mailed, postage prepaid, at least ten (10) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote thereat at his address as the same appears upon the books of the Corporation.

        SECTION 4.    Special Meetings.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President at the request in writing of two or more members of the Board of Directors, or at the request in writing of shareholders owning ten percent (10%) or more of the voting power of all outstanding voting shares. Such request, which shall be by registered mail or delivered in person to the Chairman of the Board or the President, shall state the purpose or purposes of the proposed meeting.

        SECTION 5.    Notice of Special Meetings.    Written notice of the time, place and purpose or purposes for a special meeting shall be mailed, postage prepaid, at least five (5) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote at such meeting at his address as the same appears upon the books of the Corporation.

        SECTION 6.    Business to be Transacted.    No business shall be transacted at any special meeting of shareholders except that stated in the notice of the meeting.

        SECTION 7.    Waiver of Notice.    A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

        SECTION 8.    Quorum and Adjournment.    The holders of a majority of the voting power of the shares present in person or by proxy entitled to vote at a meeting shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

        SECTION 9.    Voting Rights.    A shareholder may cast his vote in person or by proxy. When a quorum is present at the time a meeting is convened, the vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy shall decide such question unless the question is one upon which, by express provision of the applicable statute or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        SECTION 10.    Manner of Voting.    Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be valid after eleven (11) months from its date, unless the proxy expressly provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock that has been transferred on the books of the Corporation within twenty (20) days next preceding any election of directors shall be voted on at such election for directors.

        SECTION 11.    Record Date.    The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

        SECTION 12.    Organization of Meetings.    The Chairman of the Board shall preside at all meetings of the shareholders, and in his or her absence the President shall act as Chairman. The Secretary shall act as secretary of all meetings of the shareholders, or in his or her absence any person appointed by the Chairman.

ARTICLE III.    BOARD OF DIRECTORS

        SECTION 1.    General Powers.    The business and affairs of the Corporation shall be managed by or under its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

        SECTION 2.    Number and Term of Office.    The number of directors which shall constitute the whole board shall not be less than three (3) as determined from time to time by the Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 4 of this Article or as otherwise permitted by statute, and each director elected shall hold office until his successor is elected and qualified. Directors need not be shareholders.

        SECTION 3.    Resignation and Removal.    Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting shares entitled to elect such director.

        SECTION 4.    Vacancies.    If the office of any director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. With respect to the initial election of a director to fill a newly created directorship resulting from an increase in the number of directors by action of the Board of Directors in the manner permitted by statute, such vacancy shall be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

        SECTION 5.    Meetings of Directors.    The Board of Directors of the Corporation may hold meetings, from time to time, either within or without the State of Minnesota, at such place as a majority of the members of the Board of Directors may from time to time appoint. If the Board of Directors fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

        SECTION 6.    Calling Meetings.    Meetings of the Board of Directors may be called by (i) the President and Chief Executive Officer on two (2) days' notice or (ii) any director on ten (10) days' notice, to each director, either personally, by telephone or by mail or telegram. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a person other than the President and Chief Executive Officer shall state the purpose of the meeting.

        SECTION 7.    Participation by Conference Telephone.    Directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at the meeting.

        SECTION 8.    Waiver of Notice.    A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting.

        SECTION 9.    Absent Directors.    A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors by actual delivery prior to the meeting of such advance written consent or opposition to the Chairman of the Board or the President or a director who is present at the meeting. If the director is not present at the meeting, advance written consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

        SECTION 10.    Quorum.    At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

        SECTION 11.    Organization of Meetings.    The Chairman of the Board shall preside at all meetings of the Board of Directors, and in his or her absence the President shall act as Chairman. The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the Chairman.

        SECTION 12.    Action Without Meeting.    Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors. If the proposed action need not be approved by the shareholders and the Articles of Incorporation so provide, action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such other effective date as is set forth therein.

        SECTION 13.    Compensation of Directors.    The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        SECTION 14.    Committees of the Board of Directors.    The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV.    OFFICERS

        SECTION 1.    Number.    The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman, a President, a Vice President, a Chief Financial Officer, a Secretary, a Treasurer and a General Counsel. The Board of Directors may also choose additional Vice

Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except that where the offices of President and Secretary are held by the same person, such person shall not hold any other office.

        SECTION 2.    Election.    The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a Chairman, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer and a General Counsel.

        SECTION 3.    Other Officers and Agents.    The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        SECTION 4.    Salaries.    The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

        SECTION 5.    Term of Office.    The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

        SECTION 6.    Chairman.    The Chairman shall preside at all meetings of the shareholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, he shall have such other duties as may from time to time be prescribed by the Board of Directors.

        SECTION 7.    President.    The President shall be the Chief Executive Officer of the Corporation and shall have the general and active management of the business of the Corporation. He shall execute and deliver in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation and in addition, shall have such other duties as may from time to time be prescribed by the Board of Directors.

        SECTION 8.    Vice President.    The Vice President, or if there shall be more than one, the vice presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 9.    Chief Financial Officer.    The Vice President-Finance shall be the Chief Financial Officer of the Corporation and shall have overall responsibility for supervision of the Corporation's finances, including but not limited to, corporate borrowings, maintaining books of account, administration of accounts receivable and payable, supervision of the finances and accounts of subsidiaries, record keeping and administration of insurance and benefit plans, and maintenance of internal audit and control systems and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President.

        SECTION 10.    Treasurer.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Chief Financial Officer, or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Financial Officer and the Board of Directors, at its regular meetings, or when the Chief Financial Officer or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        SECTION 11.    Assistant Treasurer.    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 12.    Secretary.    The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.

        SECTION 13.    Assistant Secretary.    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 14.    General Counsel.    The General Counsel of the Corporation shall be its chief legal officer, responsible for the conduct of the Corporation's legal affairs, the formulation of the Corporation's legal policies and plans and the execution of all legal programs. He shall provide, or ensure the provision of, guidance and counsel to other corporate executives to achieve maximum protection of the legal rights of the Corporation and to maintain its operations within the limits prescribed by law, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

ARTICLE V.    CERTIFICATES OF STOCK

        SECTION 1.    Certificates of Stock.    Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or a Vice President and the President or the Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

        SECTION 2.    Facsimile Signatures.    Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman, President, Vice President, or Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

        SECTION 3.    Lost or Destroyed Certificates.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the

Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

        SECTION 4.    Transfers of Stock.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        SECTION 5.    Registered Shareholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

ARTICLE VI.    GENERAL PROVISIONS

        SECTION 1.    Dividends.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

        SECTION 2.    Reserves.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        SECTION 3.    Checks.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        SECTION 4.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        SECTION 5.    Seal.    The Corporation shall have no seal.

ARTICLE VII.    AMENDMENTS

        SECTION 1.    Amendments.    The power to make, alter, amend or rescind these Bylaws is vested in the Board of Directors, subject to the power of the shareholders to adopt, amend or repeal these Bylaws, as permitted by applicable statute.

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MERRILL CORPORATION RESTATED BYLAWS
ARTICLE I. OFFICES
ARTICLE II. MEETINGS OF SHAREHOLDERS
ARTICLE III. BOARD OF DIRECTORS
ARTICLE IV. OFFICERS
ARTICLE V. CERTIFICATES OF STOCK
ARTICLE VI. GENERAL PROVISIONS
ARTICLE VII. AMENDMENTS